UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2004

Electronic Data Systems Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

01-11779	75-2548221
(Commission File Number)	(IRS Employer Identification No.)

5400 Legacy Drive, Plano, TX	75024
(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2004, Electronic Data Systems Corporation (“EDS”) entered into an Executive Severance Benefit Agreement with Executive Vice President and Chief Financial Officer Bob Swan. On that date, EDS also entered into Executive Severance Benefit Agreements with three other employees (including two officers) whose prior severance arrangements had been scheduled to terminate on December 31, 2004.

Under the terms of Mr. Swan’s agreement, if he is involuntarily terminated without “cause” or resigns for “good reason” on or before December 31, 2007, he would be entitled to receive a payment equal to two times the sum of his final annual base salary and annual performance bonus target for the year in which the termination occurred. In addition, a portion of the “target award” of any unvested performance based restricted stock units awarded to him in 2005 or thereafter (prorated based on the number of months of the performance period elapsed through the termination date) will be eligible for vesting at the end of the performance period based on EDS’ actual performance relative to pre-established targets. All other then outstanding equity-based awards will immediately vest and, with respect to options, become exercisable for a period of one year following the date of termination. The agreement also provides for eligibility for up to $7,500 in financial planning/counseling services for one year following the termination date and a waiver of premiums for health care coverage for up to 18 months.

For purposes of Mr. Swan’s agreement, “cause” means he has (a) been convicted of, or pleaded guilty to, a felony involving theft or moral turpitude; (b) willfully and materially failed to follow EDS’ lawful and appropriate policies, directives or orders applicable to EDS employees holding comparable positions that resulted in significant harm to EDS (recognizing that he shall not be obligated to follow policies, directives or orders that are unethical or would require him to violate his duties and/or obligations to EDS, its Board of Directors, or its shareholders); (c) willfully and intentionally destroyed or stolen EDS property or falsified EDS documents; (d) willfully and materially violated the EDS Code of Business Conduct that resulted in significant harm to EDS; or (e) engaged in conduct that constitutes willful gross neglect with respect to employment duties that resulted in significant harm to EDS. “Good Reason” means: (i) failure by EDS to provide compensation and benefits provided for in the agreement, other than an isolated, immaterial and inadvertent failure not taken in bad faith and which is remedied promptly after receipt of notice thereof; and (ii) EDS’ requiring Mr. Swan to be based at a location more than 30 miles from his principal work location on the date of the agreement.

Officers entitled to receive benefits under a Change of Control Employment Agreement with EDS following a termination of employment, including Mr. Swan, may elect to receive benefits under either that agreement or the Executive Severance Benefit Agreement, but not both.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC DATA SYSTEMS CORPORATION

December 21, 2004	By:	/S/ BRUCE N. HAWTHORNE
Bruce N. Hawthorne, Executive Vice
President and Secretary

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